                                                                   EXHIBIT 10.12

                              DEALERSHIP SUBLEASE


                         TENANT: BOOMERSHINE FORD, INC.


                               TABLE OF CONTENTS

Article                           Description                         Page
-------           -----------------------------------------------     ----
                  Term Sheet                                           T-1
Exhibit 1         Description of Land                                  E-1
    1             Premises and Lease Term                                1
    2             Basic Rent and Additional Rent                         2
    3             Taxes, Assessments and Utility Charges                 3
    4             Authorized Use                                         5
    5             Insurance                                              5
    6             Remedies in Case of Default                            6
    7             Environmental Matters & Underground Tanks              7
    8             Discharge of Lien                                      9
    9             Indemnification of Landlord                            9
   10             Repairs                                               10
   11             Assignment or Subletting                              11
   12             Notices                                               11
   13             Alterations and Tenant Equipment                      11
   14             Right of Entry                                        12
   15             Condemnation                                          12
   16             Subordination and Attornment                          13
   17             Termination of Sales Agreement                        14
   18             Miscellaneous                                         14
   19             Term Sheet; Integration of Documents; Execution       15
Exhibit 2                  Period Maintenance Chart                     16

                              DEALERSHIP SUBLEASE

                                   TERM SHEET



Address of Premises:                3230 Satellite Blvd.
                                    ------------------------------------
                                    Duluth, Georgia  30136
                                    ------------------------------------

Basic Lease Provisions

1.  Date of Lease:                  August 11, 1992
                                    ------------------------------------
2.  Landlord:                       Ford Leasing Development Company
                                    ------------------------------------

3.  Tenant:                         Boomershine Ford Inc.
                                    ------------------------------------
                                    3230 Satellite Blvd.
                                    ------------------------------------
                                    Duluth, Georgia  30136
                                    ------------------------------------
4.  Commencement Date:              August 11, 1992
                                    ------------------------------------
5.  Expiration Date:                August 31, 1997
                                    ------------------------------------
6.  Basic Rent:                     $37,500.  per month
                                    ------------------------------------

         Landlord as Tenant under a Main Lease, is required by the terms of the Main Lease to increase the Basic Rent up to a maximum of $40,000 per month upon notice of refinancing by Main Landlord. Basic Rent has been determined based in whole or in part on the basic rent that Landlord, as tenant under the Main Lease, pays or is obligated to pay to Main Landlord. Changes in Basic Rent shall be effective on the same date as changes in basic rent under the Main Lease and shall include, without limitation, changes agreed to by Landlord, as tenant, in order to obtain extensions or amendments to the Main Lease, or the performance by the Main Landlord of the Terms and Covenants of the Main Lease, whether or not done with the Tenant's consent.

7.  Taxes:

     a) Tax Period:                 Calendar year.
                                    --------------------------------------------

     b) Applicable taxes:           Assessed as of the tax status day (sometimes
                                    --------------------------------------------
                                    referred to as the "tax day," "assessment
                                    --------------------------------------------
                                    day," "date of finality," etc.) occurring
                                    --------------------------------------------
                                    within said calendar year.
                                    --------------------------------------------
8.  Notices:

     a) Landlord:                   Ford Leasing Development Company
                                    --------------------------------------------
                                    One Parklane Boulevard-Suite 1500 East
                                    --------------------------------------------
                                    Dearborn, MI  48126
                                    --------------------------------------------
                                    Attention: Dealership Real Estate
                                    --------------------------------------------

                            Copy to:      Ford Leasing Development Company
                                          --------------------------------
                                          The American Road
                                          --------------------------------
                                          Dearborn, MI  48121
                                          --------------------------------
                                          Attention:  Secretary
                                          --------------------------------

              b)     Tenant:              Boomershine Ford, Inc.
                                          --------------------------------
                                          3230 Satellite Blvd.
                                          --------------------------------
                                          Duluth, GA  30136
                                          --------------------------------
                                          Attn:  Mr. Walter F. Boomershine
                                          --------------------------------
                                                 Chairman
                                          --------------------------------

       9.     Main Lease:   Lease Agreement dated August         , 1992 between
                            Winco, L.P., a Georgia limited partnership
                            (Landlord) and Ford Leading Development Company
                            (Tenant).

       10.    Consent to additional franchise:

              4.01(c) Landlord hereby consents to Tenant's use of the 1.8 acre parcel containing one building at the rear of the property shown as Parcel II on a survey dated September 13, 1992 as prepared by Alvin E. Vaughn and Associates, for the sales and service of Isuzu products and no other products without an increase in Basic Rent for a period of 18 months from the Commencement Date of this Lease. Commencing on the first day of the 19th month of this Lease, Basic rent shall be increased by an amount equal to one percent of the revenue received from the sales and service of Isuzu vehicles. This consent may be modified or withdrawn by Landlord at any time as provided in Article 4.01 (a) herein.

       11.    Underground Storage Tanks

              Tenant agrees that it will remove all underground storage tanks within 180 days of date of this agreement. Removal will be in compliance with governmental regulations.

              IN WITNESS WHEREOF, Landlord and Tenant have executed the Dealership Sublease to which this Term Sheet is attached by signing and dating this Term Sheet and by initialling this first page of the Dealership Sublease.


       Landlord:                                 Tenant:

       FORD LEASING DEVELOPMENT COMPANY          BOOMERSHINE FORD, INC.



       by:  /s/ Arthur Steuer                    by: /s/
          ---------------------------------         --------------------------

       its:     Assistant Secretary                      Pres.
           --------------------------------         --------------------------

       Date:    7-10-92                          Date:   8/11/92
            -------------------------------           ------------------------

                                   EXHIBIT 1


Attached to and a part of the Dealership Sublease dated as of the date specified in ITEM 1 OF THE TERM SHEET between the party (herein called Landlord) identified as Landlord in ITEM 2 OF THE TERM SHEET and the party (herein called Tenant) identified as Tenant in ITEM 3 OF THE TERM SHEET.



DESCRIPTION OF THE LAND:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 206 of the 6th District of Gwinnett County, Georgia, being Lot 3, Block I, of plat of survey of "Unit Eight, Gwinnett Place Regional Mall," prepared by Hayes, James & Associates, J. Dennis Billew, Georgia Registered Land Surveyor No. 2195, dated July 17, 1984, recorded in Plat Book 27, Page 83, Gwinnett County, Georgia Records, and being more particularly described as follows:

BEGINNING at the point of intersection of the southern right-of-way of Satellite Boulevard (100-foot right-of-way) with the western right-of-way line of Commerce Avenue (the 88-foot right-of-way of Commerce Avenue being widened at this point), and running thence South 21 degrees 18 minutes 00 seconds East along the western right-of-way line of Commerce Avenue 70.71 feet to a point; running thence in a generally southwesterly direction along the western right-of-way line of Commerce Avenue the following courses and distances:
South 23 degrees and 42 minutes 00 seconds West 98.11 feet to a point; and along the arc of a 910.93 foot radius curve an arc distance of 396.60 feet to a point (said arc being subtended by a chord lying to a northwest of said arc and bearing South 36 degrees 10 minutes 22 seconds West a distance of 393.47 feet); thence leaving said western right-of-way line of Commerce Avenue and running North 41 degrees 21 minutes 17 seconds West 285.00 feet to a point; running thence North 52 degrees 18 minutes 11 seconds West 450.67 feet to a point; running thence North 23 degrees 42 minutes 00 seconds East 303.10 feet to a point on a southern right-of-way line of Satellite Boulevard (100-foot right-of-way); running thence South 66 degrees 18 minutes 00 seconds East along the southern right-of-way line of Satellite Boulevard 730.69 feet to the POINT OF BEGINNING; said tract containing, according to plat of survey hereinabove referred to, 7.155 acres.

TOGETHER WITH all easements benefitting the property conveyed hereby as was acquired by Grantor herein under (i) Grant of Easement by and between Partridge Green, Inc. and CF-H Gwinnett Associates, dated March 31, 1982, recorded in Deed Book 2357, Page 251, aforesaid records; as amended by Corrected and Restated Grant of Easement between the same parties dated as of March 31, 1982, recorded in Deed Book 2478, Page 422, aforesaid records, and as further amended by First Amendment to Corrected and Restated Grant of Easement between the same parties, dates of March 31, 1983, recorded in Deed Book 2485, Page 332, aforesaid records.

Being the same property conveyed by Warranty Deed from Partridge Green, Inc. to Ford Leasing Development Company, dated September 13, 1984, filed for record September 17, 1984 at 9:00 A.M., recorded in Deed Book 2875, page 250, in the Office of the Clerk of the Superior Court of Gwinnett County, Georgia.

                              DEALERSHIP SUBLEASE

DEALERSHIP SUBLEASE (herein called this Lease) dated as of the date specified in
Item 1 of the Term Sheet, between the party (herein called Landlord) identified as Landlord in Item 2 of the Term Sheet and the party (herein called Tenant) identified as Tenant in Item 3 of the Term Sheet.

                                  WITNESSETH:

     That for and in consideration of these presents and of the mutual covenants herein contained, the parties thereto, intending to be legally bound, hereby agree as follows:

                       ARTICLE 1. PREMISES AND LEASE TERM

     1.01. Upon and subject to the terms and provisions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the following property (herein collectively called the Premises) for the term (herein called the Lease Term) hereinafter provided:

     (a) the land described in Exhibit 1 hereto; and

     (b) all buildings, structures and improvements now or thereafter erected on such land either prior to the Commencement Date (hereinafter defined) or during the Lease Term, and all fixtures, equipment and other property (other than Tenant Equipment, as hereafter defined) now or hereafter installed therein either prior to the Commencement Date or during the Lease Term (all of the foregoing being herein collectively called the Improvements).

SUBJECT, HOWEVER, to the Main Lease (hereinafter defined) and to zoning ordinances and regulations, covenants, restrictions, easements, liens, charges, encumbrances, title conditions and exceptions affecting the Premises, or any part thereof, as of the Commencement Date.

     1.02. (a) Except as hereinafter provided, the Lease Term shall commence on the date (herein called the Commencement Date) specified in Item 4 of the Term Sheet and shall expire at midnight on the date (herein called the Expiration
Date) specified in Item 5 of the Term Sheet.

     (b) Tenant shall have the option to extend the Lease Term for four additional terms of five years each, upon and subject to the same Basic Rent contained in this Lease, and subject to the terms and conditions of the standard form of Dealership Sublease then being used by Landlord for dealership premises, by giving notice of the exercise of such option in the manner provided in Article 12 not less than 120 days prior to the Expiration Date.

     (c) If Tenant shall use or occupy all or any part of the Premises prior to the Commencement Date, such use or occupancy shall be deemed to be under all the terms and provisions of this Lease, including, without limitation, the obligation to pay Basic Rent and Additional Rent as hereinafter provided.

     1.03. (a) Tenant covenants that, over and above, and in addition to, its duties and obligations contained in this lease, it shall at its own cost and expense, promptly perform and observe all the duties and obligations of Landlord as tenant under the lease or leases (herein collectively called the Main Lease) referred to and described in item 9 OF THE TERM SHEET, a copy of which has been delivered to Tenant, as fully as if it were the tenant under the Main lease, and shall comply with all duties, obligations, restrictions and requirements of the Main Lease applicable to landlord as tenant thereunder, irrespective of whether such duties, obligations, restrictions or requirements are more stringent than those herein imposed upon Tenant; and Tenant shall not do or cause to be done, nor omit to be done, any act or thing whereby an event of default shall occur under any provision of the Main Lease, or which would, after the giving of notice or a lapse of time, or both, constitute an event of default under the Main Lease.

                                                               INITIALS
                                                               ------------
                                                               Landlord: CS
                                                               Tenant:   MB

       (b) Nothing contained in this Lease shall be construed as granting to Tenant any rights or privileges under the Main Lease, all of Tenant's rights and privileges are as specified herein. Nothing contained in this Lease shall obligate Tenant to pay the rent referred to in the Main Lease.

       1.04. In any case where a period of grace is granted to Landlord as tenant under the Main Lease with respect to the performance or observance of any covenant, condition or obligation (herein collectively called Covenants), Tenant shall be deemed to be in default under this Lease if it shall not have performed or observed any such Covenants within one-half the grace period allowed under the Main Lease for the performance or observance of such Covenants; and in any case where no grace period is granted under the Main Lease for the performance or observance by Landlord as tenant thereunder of any Covenants. Tenant shall perform or observe such Covenant, not less than five days prior to the date when such Covenant is to be performed or observed pursuant to the applicable provisions of the Main Lease.

       1.05. In any case where, pursuant to any provision of the Main Lease, Landlord, as tenant under the Main Lease, is required or permitted to give any notice. Tenant with respect to such provision, shall be required under this lease to give notice to Landlord 30 days prior to the date on which Landlord as tenant under the Main Lease is required or permitted to give such notice.

       1.06. Except as otherwise expressly provided herein, Landlord does not make any of the representations or warranties of the landlord (herein called the Main Landlord) under the Main Lease and does not undertake to perform or observe any of the terms or covenants of Main Landlord to be performed or observed under the Main Lease, but Landlord agrees to use reasonable efforts to cause the Main Landlord to perform or observe such terms and covenants; provided, however, Landlord shall not be obligated to institute any judicial action or proceeding to enforce performance or observance by the Main Landlord of such terms or Covenants.

       1.07. In the event Landlord acquires fee ownership of all or any part of the land described in Exhibit 1 hereto, this Lease shall terminate simultaneously with such acquisition as though such date were the Expiration Date.

                   ARTICLE 2. BASIC RENT AND ADDITIONAL RENT

       2.01. Tenant shall pay to Landlord a net monthly rental (herein called Basic Rent), over and above the other and additional payments to be made by Tenant, in the amount specified in Item 6 of the Term Sheet.

       *[Landlord, as tenant under Main Lease, is required by the terms of the Main Lease to pay as additional rent any increases over a base amount required to be paid by Main Landlord pursuant to a variable rate mortgage note(s) secured by a mortgage(s) covering the Facilities. Tenant shall reimburse Landlord for such additional rent Landlord is required to pay as Tenant under the Main Lease; such additional Rent shall be due and payable within 10 days of Tenant receiving a billing or invoice from Landlord for such Additional Rent.]

       *[Basic Rent has been determined based in whole or in part on the basic rent Landlord, as tenant under the Main Lease, pays to Main Landlord. Basic Rent shall be adjusted from time to time to reflect the amount of basic rent that Landlord, as tenant under the Main Lease, pays or is obligated to pay Main Landlord. Changes in Basic Rent shall be effective on the same date as changes in basic rent under the Main Lease and shall include, without limitation, changes agreed to by Landlord, as tenant, in order to obtain extensions or amendments to the Main Lease, or the performance by the Main Landlord of the terms and Covenants of the Main Lease, whether or not done with Tenant's consent.]

       2.02. Basic Rent shall be absolutely net to Landlord so that this Lease shall yield net to Landlord the Basic Rent through the Lease Term.

       2.03. Tenant shall pay, as additional rent, all other amounts, liabilities, obligations and other payments which Tenant herein assumes or agrees to pay (herein collectively called Additional Rent), and in the event of any failure on the part of Tenant to pay any item of Additional Rent, Landlord shall have all rights, powers and remedies provided for herein or by law in the case of nonpayment of Basic Rent.

       2.04. Basic Rent and Additional Rent for the first month or partial month (calculated on the basis of the actual number of days of such partial month) of the Lease Term shall be paid to Landlord prior to the Commencement Date, and thereafter, unless contrary notice is given by Landlord to Tenant, each installment of Basic Rent and Additional Rent shall be paid in advance through the Ford Motor Company Dealer Payment System including the Ford Motor Company Parts Account (herein called the System) by a charge to Tenant's account on the last day in each that a charge can be made to the System prior to the month for which Basic Rent and Additional Rent are payable.

       2.05. In the event there are not sufficient funds in the System, then any shortages of Basic Rent and Additional Rent shall be paid to Landlord in advance on or before the first business day of the applicable month at Post Office Box 55-197A, Detroit, Michigan 48255, or at such place or to such other person or entity as Landlord from time to time may designate by notice to Tenant, all without notice, demand, counterclaim, setoff, deduction or defense, and without abatement, suspension, deferment, diminution for any reason whatsoever, except as hereinafter otherwise specifically provided.
Should any payment of Basic Rent or Additional Rent be received by Landlord subsequent to the 10th day of the month for which it is due, then Tenant shall pay to Landlord as Additional Rent, at that time, a late charge equal to 2% of the amount due under this Section.

     2.06. On the Expiration Date or earlier termination of this Lease, Tenant shall remove its goods and effects and peacefully yield up the Premises to Landlord in the order and condition required by the provisions of Sections
10.01 and 10.03. Tenant shall not be obligated to return the Improvements with a fair market value equivalent to the fair market value of the Improvements at the Commencement Date.

     2.07. If the Lease Term shall terminate prior to the Expiration
Date (except pursuant to Section 6.01), then Basic Rent and Additional Rent paid with respect to periods occurring after the termination of the Lease Term shall be refunded to Tenant, subject, however, to Landlord's right of setoff with respect to any uncured default by Tenant in the performance of its obligations under this Lease.

              ARTICLE 3.  TAXES, ASSESSMENTS AND UTILITY CHARGES

     3.01. (a) For the purposes of this Lease, "Applicable Taxes" shall mean ad valorem real property taxes assessed and levied against the Premises and Tenant Equipment (but excluding therefrom any taxes which are the obligation of Main Landlord under the Main Lease).

     (b) For the purposes of this Lease "Additional Taxes" shall mean:

     (i) all taxes, assessments, levies and charges which are now or hereafter may be assessed, levied or imposed in addition to, in replacement of or in substitution for ad valorem real or personal property taxes, including, without limitation, such taxes, levies and charges which, in whole or in part, are measured or calculated by or based upon Basic Rent and/or Additional Rent, including, without limitation, gross income, gross receipts, license occupation, privilege, value added, documentary stamp, transfer, excise, sales and use taxes (but excluding special assessments and any tax on or measured by the net income of Landlord): and

    (ii) all taxes, assessments, levies and charges, including without limitation, gross income, gross receipts, license, occupation, privilege, value added, documentary stamp, transfer, excise, sales and use taxes (but excluding special assessments and any tax on or measured by the net income of Landlord) and all license, permit and authorization fees now or hereafter levied or imposed upon, assessed against, attributable to or becoming a lien upon the Premises, the appurtenances thereto, the streets or sidewalks adjacent thereto, this Lease, the leasehold estate created thereby, the instrument creating the same, the occupancy or use of the Premises, the business conducted thereon, Basic Rent or Additional Rent payable under this Lease (but excluding therefrom any taxes, assessments, levies and charges which are the obligation of the Main Landlord under the Main Lease).

     3.02. (a) Tax Period shall mean the period specified in ITEM 7A OF THE TERM SHEET.

     (b) Applicable Taxes shall mean the taxes specified in ITEM 7B OF THE TERM SHEET.

     (c) Tax Period for Additional Taxes shall mean the basis as is customarily utilized in the community where the Facilities are located.

     3.03. Landlord shall remit to the appropriate collecting authorities before the delinquency date or dates (a) all Applicable Taxes and Additional Taxes not levied or imposed upon or assessed against Tenant which become due and payable or which are assessed, imposed or levied for Tax Periods within the Lease Term and (b) all Applicable Taxes and Additional Taxes which Landlord has collected from Tenant. Tenant shall remit to the appropriate collecting authorities, before the delinquency date or dates, all Applicable Taxes and Additional Taxes levied or imposed upon or assessed against Tenant and which become due and payable during, or which are levied, imposed or assessed for Tax Periods within the Lease Term. Within 10 days after request therefor, Tenant shall furnish to Landlord (or any person or entity specified by Landlord) receipts or other evidence of payment of the Applicable Taxes and Additional Taxes required to be remitted by Tenant (but excluding therefrom any taxes, assessments, levies or charges which are the obligation of the Main Landlord).

       3.04. Tenant shall bear (a) Applicable Taxes and Additional Taxes for all Tax Periods which fall wholly within the Lease Term and (b) a portion of the Applicable Taxes and Additional Taxes for Tax Periods in which the Commencement Date or Expiration Date occurs during the Lease Term in the proportion that the number of days the Lease Term exists within each such Tax Period bears to the total number of days in such Tax Period. Tenant shall bear Applicable Taxes and Additional Taxes regardless of whether such taxes are required to be remitted by Landlord, Tenant or a third party.

       3.05. (a) Tenant shall pay to Landlord on each Basic Rent payment date, commencing on the first such date, a sum equal to one-twelfth of the total annual amount, as estimated and specified to Tenant from time to time by Landlord, of those Applicable Taxes which by the terms of this Article 3 are to be borne by Tenant (but excluding those Applicable Taxes to be remitted directly to the tax collecting authorities by Tenant pursuant to Section
3.02). If required by Landlord, Tenant shall make an additional payment to Landlord, simultaneously with the payment of the first installment of Basic Rent and on such other Basic Rent payment date or dates as Landlord may require from time to time, of a sum which, when added to the aforesaid payments for Applicable Taxes, will provide Landlord with funds sufficient to pay all such Applicable Taxes at least one month prior to the earlier of (i) the date such Applicable Taxes become delinquent, (ii) the latest date such Applicable Taxes could be paid with the greatest available discount, if any, or (iii) the last day of the current Tax Period; notwithstanding that any or all monies so deposited may be due to the appropriate collecting authorities in the future. If at any time Landlord shall determine that the amount of payments made by Tenant is insufficient to accomplish the purpose of this Subsection 3.05(a), Tenant shall pay, immediately upon request, the amount of the deficiency to the Landlord. If at any time during the Lease Term, Landlord shall have advanced funds for the payment of such Applicable Taxes, Tenant shall remit to Landlord, immediately upon request, the funds so advanced.

       (b) Nothing in this Article shall be deemed to affect any right or remedy of Landlord under any provision of this Lease or any statute or rule of law to pay any of such Applicable Taxes and to collect from Tenant as Additional Rent the amount so paid together with interest at the rate specified in Section 14.03. All payments to be made by Tenant pursuant to this Section
3.05 shall be applied by Landlord to the payment of those Applicable Taxes to be remitted by Landlord hereunder. No payments made by Tenant to Landlord shall earn interest for the benefit of Tenant while held by Landlord. In the event of a default by Tenant in the performance of any obligation under this Lease, Landlord shall have the right to apply all such payments to the cost of curing such default. If Landlord determines that the sum of such payments exceeds the amounts required to pay such Applicable Taxes, Landlord shall credit the amount of such excess against future monthly payments required to be made by Tenant pursuant to this Section 3.05.

       3.06. Except to the extent that the same are the obligations of Main Landlord, special assessments which become due in full or any part and all installments of special assessments which become due during the Lease Term (whether or not such assessments or the first of such installments become due prior to the Commencement Date) shall be borne by Tenant as Additional Rent and shall be remitted by Landlord. For purposes of this Section 3.06, payment in installments over the longest possible term will be deemed to have been elected in any instance where a determinable option so to pay existed or may exist, notwithstanding that an assessment may have been or may hereafter be paid in full, and Tenant shall bear the expense of only such installments as would have become due, payable and delinquent during the Lease Term had the installment option been elected. Tenant shall make periodic payments in advance (at the times and otherwise in the manner specified in Section 3.05 for payments with respect to Applicable Taxes) for special assessment or installments thereof which Tenant is required to bear pursuant to this Section 3.06.

       3.07. (a) Tenant shall not have the right to contest the amount or validity, in whole or in part, of Applicable Taxes, Additional Taxes or special assessments, unless Tenant shall have obtained the prior consent of Landlord thereto, whereupon:

              (i) all contest proceedings shall be conducted in good faith and with due diligence by Tenant and by counsel, if any, reasonably satisfactory to Landlord; and copies of all pleadings and other related documents involved in the contest shall be submitted to Landlord prior to the filing with any administrative or judicial body;

              (ii) the cost of any such contest shall be borne solely by Tenant; and

              (iii) any consent to such contest given by Landlord shall not relieve Tenant of its obligation to make the payments to Landlord specified in Subsection 3.05(a) and Section 3.06

       (b)    If Landlord elects, or has elected prior to the Commencement
              Date, to contest the amount or validity, in whole or in part, of Applicable Taxes, Additional Taxes or special assessments, the benefits and expenses resulting from any such contest shall be shared and borne ratably by Landlord and Tenant in the same manner in which such Applicable Taxes, Additional Taxes or special assessments are required to be borne by each pursuant to this
              Article 3 in the absence of a contest; provided, however, Tenant shall not be required to bear expenses in an amount which shall exceed the benefits in reduced Applicable Taxes, Additional Taxes or special assessments accruing to Tenant as a result of such contest. Where the contest involves or involved Applicable Taxes, Additional Taxes or special assessments which are payable over a period longer than one year, such benefits will be deemed to be the aggregate of the benefits for the portion of the Lease Term in which the assessments are payable.

              3.08. Applicable taxes on property located upon the Premises, shall be remitted by the owner thereof, and the owner shall file any and all personal property tax returns that may be required in relation thereto. Tenant shall reimburse Landlord, as Additional Rent, for personal property taxes paid by Landlord on property located upon the Premises and used therewith. Reimbursement shall be made within 30 days after paid receipts therefor are delivered by Landlord to Tenant.

              3.09. Tenant shall pay or cause to be paid all charges and taxes incurred by Tenant for or on account of water, sewer, gas, electricity, light, heat and power and for protective, telephone, and other communication services and for all other public or private utility services which may be used, rendered or supplied upon, to or in connection with the Premises or any part thereof at any time during the Lease Term.

                           ARTICLE 4.  AUTHORIZED USE

              4.01. (a) Tenant shall use and occupy the Premises only for the operation of a Ford Motor Company authorized automobile and/or truck dealership and related purposes. The Premises may be used for additional purposes (including but not limited to the sale, display, storage and/or service of vehicles not covered by a Ford Motor Company Sales and Service Agreement) only with the express written consent of Landlord, which consent may be withheld at Landlord's sole discretion. Landlord shall have the option to increase Basic Rent (by an amount to be determined by Landlord in its sole discretion) as a condition to giving any such consent. In addition, Landlord shall have the right (which right may be exercised by Landlord in its sole discretion), in each case by giving to Tenant not less than two year's prior notice, (i) to modify or withdraw any consent previously given pursuant to this Section 4.01 and (ii) to increase Basic Rent (whether or not Basic Rent previously had been increased) as a condition for continuing any such consent. Tenant shall not permit any unlawful occupation, business or trade to be conducted on the Premises or any part thereof. Tenant shall not breach or suffer the breach of any condition, agreement or restriction, either recorded or of which Tenant has knowledge, affecting the Premises or any part thereof or the use of the same.

                     (b) Any portion of Basic Rent imposed pursuant to this
Section 4.01 shall be remitted directly to Landlord notwithstanding that Landlord may have directed Tenant to remit other portions of Basic Rent to one or more third parties.

              4.02. If any law, ordinance, ruling, order of regulation (herein collectively called Prohibition) now exists or is hereinafter enacted, adopted or issued, prohibiting or substantially impairing the use and occupancy of the Premises as an automobile dealership, then, at any time within one year after the Prohibition becomes effective, Tenant (unless the Prohibition results from any act or omission by Tenant) or Landlord, by giving notice to the other, may designate a date on which this Lease shall terminate (which date shall be not later than 60 days after the giving of such notice); and, thereupon, on the date fixed in such notice, this Lease shall terminate as if such date were the Expiration Date.

                             ARTICLE 5.  INSURANCE

              5.01. Tenant shall maintain general or public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and the streets and alleys adjoining the Premises, affording protection of at least $3,000,000 single limit per occurrence of loss or damage. In addition, Tenant shall maintain pollution liability insurance affording protection of at least $1,000,000 single limit per occurrence. Such coverage shall provide protection for underground storage as required by the Federal Environmental Protection Agency (EPA) regulations published October 26, 1988 (and any subsequent provisions or amendments), and will include, but not be limited to, providing protection for taking corrective action and for compensating third parties for bodily injury and property damage caused by accidental releases arising from the operation of petroleum underground storage tanks. Further, this policy shall name Landlord as additional insured. If during the Lease Term changed conditions or other pertinent factors, in the reasonable judgement of Landlord, should render inadequate the insurance limits referred to above, Tenant shall furnish on demand such additional coverage as reasonably may be required by Landlord. All such insurance shall be effected at Tenant's expense under valid and enforceable policies issued by insurers of recognized responsibility which are qualified to do business in the state where the Premises are located, and well rated by national rating organizations and are acceptable to Landlord. Such policies shall name Main Landlord, Landlord, Tenant and all mortgagees as insureds, and shall, to the extent obtainable, contain an agreement by the insurer that such policies shall not be cancelled or substantially modified without at least 30 days' prior notice to Landlord. Originals or duplicate originals of such policies shall be delivered by Tenant to Landlord prior to the Commencement Date, and similar replacement policies shall be delivered by Tenant to Landlord at least 15 days prior to the expiration dates of expiring policies. If Tenant does not provide such evidence to Landlord of valid liability insurance coverage, then Landlord at its option may provide said coverage at any time and without notice to Tenant. The cost thereof will be charged to Tenant as Additional Rent.

       5.02. Tenant shall pay to Landlord the cost as determined by Landlord of fire and extended coverage insurance (including, at Landlord's election, earthquake, flood, and rental income insurance) upon the Premises. Landlord shall have the right to determine the amount, form, deductible amount and carriers of such insurance. At Landlord's election, Tenant shall make periodic payments in advance on account of such costs at the times and otherwise in the manner specified in Section 3.05 for payments with respect to Applicable Taxes.

       5.03 Tenant, at its sole cost and expense, shall carry such other insurance as customarily is maintained by operators of similar property, or as reasonably may be required by Landlord from time to time for its protection against any loss, hazard, or liability to which Landlord may be exposed.

       5.04 Landlord hereby waives, to the extent of recovery by Landlord under Landlord's fire and extended coverage insurance policies, (a) any obligation on the part of Tenant to make repairs to the Premises necessitated or occasioned by fire or other casualty that is an insured risk under such insurance policies and (b) any right of recovery against Tenant for any loss occasioned by fire or other casualty that is an insured risk under such policies. Tenant hereby waives any right of recovery against Landlord, or anyone claiming under Landlord, for any loss occasioned by fire or other casualty which is an insured risk under Tenant's policies of fire and extended coverage insurance covering the property of Tenant.

                    ARTICLE 6.  REMEDIES IN CASE OF DEFAULT

       6.01. If any one or more of the following events shall occur and be continuing:

       (a) default shall be made by Tenant in the due and punctual payment of Basic Rent or Additional Rent as and when the same becomes due and payable, and such default shall continue for a period of ten days; or

       (b) default shall be made by Tenant in the performance of any of the obligations set forth in Article 8; or

       (c) default shall be made by Tenant in the performance of any other term or provision of this Lease, and such default shall continue for a period of 20 days after notice by Landlord to Tenant; or

       (d) Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of Tenant's property or its leasehold interest in the Premises, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

       (e) (i) a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy or other applicable law, or (ii) any trustee, receiver or liquidator of Tenant or of all or any substantial part of Tenant's property or its leasehold interest in the Premises shall be appointed without the consent or acquiescence of Tenant; and such order, judgment, decree or appointment shall remain unvacated or unstayed for an aggregate of 60 days (whether or not consecutive); or

       (f) default shall be made by Tenant in the performance of any term or provision of any lease or sublease between Landlord and Tenant (other than this Lease) covering any premises used for dealership purposes in conjunction with the Premises;

then, in any such event, Landlord, at its option, by notice to Tenant, may designate a date not less than five days from the giving of such notice on which this Lease shall terminate in all respects as if such date were the Expiration Date.

         6.02. Upon any such termination, Tenant shall quit and peacefully surrender its interest in the Premises to Landlord, and Landlord upon and at any time after such termination may, without further notice, re-enter and repossess the Premises, either by force, summary proceedings or otherwise, without being liable to any prosecution therefor.

         6.03. At any time or from time to time after such termination of this Lease, Landlord may relet the Premises or any part thereof for such term or terms and on such conditions as Landlord in its discretion may determine, and Landlord may collect and receive the rents therefor. Landlord in no way shall be responsible or liable for any failure to relet the Facilities or any part thereof or for any failure to collect any rent upon any such reletting.

         6.04. No such termination of this Lease shall relieve Tenant of its liabilities and obligations under this Lease, and such liabilities and obligations shall survive any such termination. In the event of any such termination, whether or not the Premises or any part thereof shall have been relet, Tenant shall pay Basic Rent and Additional Rent required to be paid under this Lease by Tenant up to the time of such termination. Thereafter, until the Expiration Date, Tenant shall pay to Landlord as liquidated damages for its default (a) Basic Rent and Additional Rent which would have been payable by Tenant under this Lease were it still in effect, less (b) the net proceeds of reletting, if any, effected pursuant to Section 6.03, after deducting all expenses of Landlord in connection with such reletting. Tenant shall pay such liquidated damages on the days on which Basic Rent and Additional Rent would have been payable under this Lease if it were still in effect.

         6.05. At any time after a termination of this Lease pursuant to
Section 6.01, whether or not Landlord shall have collected any liquidated damages pursuant to Section 6.04, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated final damages for Tenant's default (herein called Final Damages) and in lieu of all liquidated damages pursuant to Section 6.04 beyond the date of such demand, an amount equal to the excess, if any of (x) Basic Rent which would be payable under this Lease from (i) the date to which Tenant shall have satisfied in full its obligations to pay liquidated damages pursuant to Section 6.04, to (ii) the Expiration Date, over (y) the then fair net rental value (net after Additional
Rent) of the Premises for the same period, both discounted to present worth at the rate of 6% per annum, compounded annually. However, if any statute or rule of law shall limit the amount of Final Damages to an amount less than the above agreed upon amount, Landlord shall be entitled to prove as Final Damages the maximum amount allowable under such statute or rule of law.

         6.06. In the event of any expiration or termination of the Lease Term, Tenant, so far as permitted by law, hereby expressly waives (a) the service of any notice of intention to re-enter provided for by law, (b) the institution of legal proceedings for re-entry or repossession, and (c) any and all rights to redeem, re-enter or repossess the Premises, or to restore the operation of this Lease. Tenant also waives any right to trial by jury in the event that, upon any expiration or termination of the Lease Term, legal proceedings shall be instituted by Landlord and further waives the benefits of any and all laws now or hereafter in force exempting property from liability for rent or for debt. The terms "enter", "re-enter", "entry" or "re-entry" as used in this Lease are not restricted to their technical legal meaning.

              ARTICLE 7. ENVIRONMENTAL MATTERS & UNDERGROUND TANKS

         7.01. Landlord has obtained an environmental assessment (herein called the Commencement Assessment) of the Premises and has delivered a copy to Tenant. Tenant has reviewed the Commencement Assessment prior to entering into this Lease. The Cost of Work (defined below) for remediation necessitated by the presence of any Hazardous Substance (defined below) emanating from and/or upon, above or beneath the Premises shall be added to the monthly Basic Rent in the manner provided in Section 7.05.

         7.07. For the purpose of this Article 7 and of Article 10, the term "Hazardous Substance" means any substance: (i) the presence of which requires investigation or Remediation under any federal, state or local statute, regulation, ordinance, order, action policy or common law, or (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.); or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State where the Premises are located, or any political subdivision thereof; or (iv) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; or (v) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons.

                          ARTICLE 8. DISCHARGE OF LIEN

         8.01. In the event that the Premises or any part thereof of Tenant's leasehold interest therein shall become subject to any vendor's, mechanic's laborer's, materialman's or other lien, encumbrance or charge based upon the furnishing of materials or labor to or at the direction of Tenant, Tenant shall cause the same, at Tenant's sole cost and expense, to be discharged within 30 days after notice thereof to Tenant given by or on behalf of the lienor.

                     ARTICLE 9. INDEMNIFICATION OF LANDLORD

         9.01. Tenant shall indemnify and save harmless Landlord against and from any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses (including, without limitation, fees and expenses of attorneys, expert witnesses, architects, engineers and other consultants) which may be imposed upon, incurred by or asserted against Landlord or Main Landlord by reason of any of the following occurring during the Lease Term:

         (a) any work or thing done by Tenant or any agent, contractor, employe, licensee or invitee of Tenant in, on or about the Premises or any part thereof;

         (b) any use, nonuse, possession, occupation, condition, operation, maintenance, or management of the Premises or any part thereof, or of any street, alley, sidewalk, curb, passageway or space adjacent thereto, or any Tenant Equipment;

         (c) any negligent or tortious act of Tenant or any agent, contractor, employe, licensee or invitee or Tenant;

         (d) any accident, injury or damage to any person or property occurring in, on or about the Premises or any part thereof or any street, alley, sidewalk, curb, passageway or space adjacent thereto; and

         (e) any failure by Tenant to perform its obligations under this Lease.

In the event that any action or proceeding shall be brought against Landlord by reason of any claim covered by this Section 9.01, Tenant, upon notice from Landlord, at Tenant's sole cost and expense, shall resist or defend the same with counsel approved by Landlord. To the extent of the proceeds received by Landlord under any insurance furnished to Landlord by Tenant, Tenant's obligation to indemnify and save harmless Landlord against the hazard which is the subject of such insurance shall be deemed to be satisfied pro tanto.

         9.02. Tenant is fully familiar with the physical condition of the Premises and accepts it as is. Landlord has made no representations of whatever nature in connection with the condition of the Premises, and Landlord shall not be liable for any latent or patent defect therein.

         9.03. Tenant shall indemnify Landlord against all costs and expenses, including, without limitation, fees and expenses of attorneys, expert witnesses, architects, engineers and other consultants, incurred by Landlord in
(i) obtaining possession of the Premises after default by Tenant or (ii) after Tenant's default in surrendering possession upon the expiration or earlier termination of the Lease Term or (iii) in enforcing any obligation of Tenant under this Lease.

                              ARTICLE 10. REPAIRS

         10.01. (a) Except to the extent that the same is the obligation of Main Landlord under the Main Lease Tenant shall keep and maintain the Premises (including, without limitation, the roofs, walls, floors, ceilings and windows, the heating, air conditioning, electrical, water, power and plumbing systems and equipment, the paved or blacktopped areas and the adjacent alleys, sidewalks and curbs) and Tenant Equipment in first-class order and repair (including, without limitation, periodic painting, washing and general refurbishing) and free of accumulations of trash, rubbish, snow, and ice and any Hazardous Substance or other contaminants. Except as provided in Section 5.04, Tenant shall make all repairs, replacements, alterations, additions and betterments, ordinary and extraordinary, structural and non-structural, foreseen and unforeseen, as may be necessary or desirable in order to keep and maintain the Premises and Tenant Equipment in first-class order and repair and in a condition suitable for the operation and conduct of Tenant's business and cleanup and remove and release of Hazardous Substance or other contaminants on or under the Premises. Without limiting the generality of the foregoing, Tenant's obligations under this Section shall include the performance of maintenance at least as frequent and to the extent provided in Exhibit 2 hereto.

         (b) Except for the initial construction or alteration of the Improvements, if any, undertaken by Landlord and except as provided in Section 10.02, Landlord shall not be required to make any repair, replacement, alteration, addition or betterment to or in the Premises or any part thereof, Tenant hereby assuming the full and sole responsibility therefor and for the condition and maintenance thereof during the Lease Term.

         10.02. (a) Tenant shall give notice promptly to Landlord if the Premises or any Tenant Equipment shall be damaged or destroyed by fire or other casualty, specifying the date, nature and extent of such damage or destruction. Tenant shall take whatever steps may be necessary to prevent further damage or destruction to the Premises or Tenant Equipment.

         (b) If prior to or during the Lease Term (i) the Improvements shall be damaged or destroyed by fire or other casualty insured against by Landlord's fire and extended coverage insurance policy covering the Improvements, (ii) Landlord shall not have elected to terminate this Lease as provided in subsection 10.02(c), and (iii) Tenant shall have paid to Landlord upon demand, the amount of the deductible under the insurance covering the Improvements, then Landlord shall repair or restore the Improvements so damaged or destroyed. Landlord shall have no obligation to repair or restore any Tenant Equipment. If the Premises or any part thereof shall be rendered untenable as a result of such damage or destruction, there shall be a reduction in Basic Rent to the extent and for the period of such untenantability, all as shall be determined by Landlord in its reasonable discretion.

         (c) If prior to or during the Lease Term the Improvements shall be so damaged or destroyed by fire or other casualty that Landlord, in its reasonable discretion, shall determine that substantial repairs or reconstruction of the Improvements shall be required, Landlord, within 120 days after such fire or other casualty, by notice given to Tenant, may designate a date on which this Lease shall terminate (which date shall be not later than 60 days after the giving of such notice). Thereupon, on the date fixed in such notice, this Lease shall terminate as if such date were the Expiration Date.

         (d) Other than as specifically provided in subsection 10.02(b), there shall be no abatement of Basic Rent or Additional Rent on account of any casualty or destruction to or untenantability of the Premises, any statute or rule of law to the contrary notwithstanding.

         10.03. Tenant at its sole cost and expense shall comply with all laws, rules and regulations of governmental authorities relating to Tenant's use and occupancy of the Premises or any part thereof including, without limitation, all laws, rules, and regulations relating to the environmental condition of the Premises or the use and presence of any Hazardous Substances on the Premises and all orders, rules and regulations of the board of fire underwriters or any other body hereafter exercising similar functions relating to Tenant's use and occupancy of the Premises. Tenant likewise shall comply with the requirements of all governmental permits and certificates and all policies of public liability, fire and other insurance at any time in force with respect to the Premises. Without limiting the foregoing, Tenant shall promptly deliver to Landlord copies of any notice or other correspondence sent by Tenant to any governmental body, or received by Tenant from any governmental body, concerning the environmental condition of the Premises.

         10.04. Notwithstanding the provisions of Section 10.01(a) and 10.03, Tenant shall not be responsible for Remediation or cost of compliance relating to Hazardous Substances or other contaminants located on the Premises if Tenant can demonstrate to Landlord's reasonable satisfaction that the Hazardous Substance or contamination existed prior to the time that Tenant came into possession of the Premises, either pursuant to this Lease or otherwise, and that Tenant has not contributed to or exacerbated the presence of the Hazardous Substance or other contamination.

         10.05. Tenant hereby assigns to Landlord all contractors' warranties and guarantees received by Tenant in connection with the performance by Tenant of it obligations under Section 10.01 or of any other work in or upon the Premises. If a defect in workmanship or materials is discovered by Tenant which is covered by a contractor's warranty or guaranty received by Landlord, and Landlord refuses to enforce such warranty or guaranty after written demand by Tenant, then Landlord agrees to assign to Tenant, upon demand by Tenant, all rights of Landlord to enforce such warranty or guaranty to the extent that the same relates to the defect in question.

                      ARTICLE 11. ASSIGNMENT OR SUBLETTING

         11.01. Without the prior consent of Landlord in each instance, Tenant shall not assign, encumber or mortgage this Lease or any part thereof or sublet all or any part of the Premises or permit the Premises or any part thereof to be occupied or used by any person or entity other than Tenant. Any such consent given in any one instance shall not relieve Tenant of its obligation to obtain the prior consent of Landlord to any further assignment, encumbrance, mortgage, subletting, occupancy or use.

         11.02. Tenant hereby irrevocably assigns, transfers and sets over to Landlord, as collateral security for the payment by Tenant of Basic Rent and Additional Rent, all rents and other payments, together with the right to collect and receive the same, now due or which hereafter may become due to Tenant in connection with any assignment, encumbrance, mortgage, subletting, occupancy or use by any person or entity other than Tenant, whether or not in violation of Section 11.01. So long as Tenant is not in default under this Lease, Tenant shall be permitted to collect and receive all such rents and other payments so assigned to Landlord.

                              ARTICLE 12. NOTICES

         12.01. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid (or if mail service shall be unavailable as the result of a strike or other cause beyond the control of the party required to provide such notice, by air or surface parcel delivery service), addressed as specified in ITEM 8a AND 8b OF THE TERM SHEET or to such other address as either party may designate to the other by written notice. Any notice by certified or registered mail shall be deemed to have been given on the date of certification or registration thereof. Any notice by air or surface parcel delivery shall be deemed to have been given on the date submitted to the carrier for delivery.

                  ARTICLE 13. ALTERATIONS AND TENANT EQUIPMENT

         13.01. Tenant shall make no changes, additions, alterations or leasehold improvements of any nature whatsoever in or to the Premises or any part thereof (herein collectively called Alterations), without Landlord's prior consent and shall not demolish or destroy the whole or any part of the Premises. Tenant, at its expense, may install trade fixtures and equipment (herein collectively called Tenant Equipment) or make Alterations prior to or after the commencement of the Lease Term, subject in all cases to the following:

         (a) prior to the installation of Tenant Equipment or the making of Alterations, Tenant shall have furnished Landlord with a written description thereof, in such reasonable detail as Landlord may require, and all plans and specifications therefor, and Landlord shall have given its consent thereto;

         (b) the installation and removal of Tenant Equipment and the making of Alterations shall be accomplished in a good and workmanlike manner (which means that the quality of workmanship and materials shall be at least equal to that of the Improvements), without damage to the Premises or any part thereof and in compliance with all applicable laws and regulations of governmental authorities having jurisdiction including, without limitation, those requiring permits, licenses and authorizations of such governmental authorities;

         (c) the cost of installing and removing Tenant Equipment and the making of Alterations shall be paid by Tenant so that the Premises at all times shall be free from any lien, mortgage, conditional sales agreement, security interest or title retention agreement or any charge for labor, services, or material supplied or claimed to have been supplied to the Premises as a result of the installation or removal of Tenant Equipment or the making of Alterations;

     (d) title to all Alterations immediately shall become the property of Landlord, without payment or offset and shall be deemed part of the Premises and subject to all the terms and provisions of this Lease as though included in the Premises as of the Commencement Date;

     (e) all the terms and provisions of this Lease, including, without limitation, the provisions of Sections 8.01, 9.01 and 10.03, shall be in force and effect during the installation and removal of Tenant Equipment and the making of Alterations;

     (f) any consent given to Tenant for the installation of any Tenant Equipment or the making of Alterations shall not relieve Tenant of its obligation to obtain the prior consent of Landlord to the installation of any other Tenant Equipment or the making of any other Alterations; and

     (g) the installation of Tenant Equipment and the making of Alterations shall be performed so as not to interfere with the construction or alteration of any improvements undertaken by Landlord.

     13.02. Subject to the terms and provisions of the Main Lease, Tenant may remove all Tenant Equipment at any time during the Lease Term and upon the Expiration Date or earlier termination of this Lease. Tenant shall repair any damage to the premises caused by such removal, and all Tenant Equipment not so removed may be removed by Landlord, at Tenant's cost and expense, or may be treated by Landlord as abandoned property and part of the Premises. Tenant shall pay to Landlord on demand the cost of repairing any damage to the Premises resulting from Landlord's removal of Tenant Equipment.

                           ARTICLE 14. RIGHT OF ENTRY

     14.01. Landlord and Main Landlord and their respective authorized representatives, including, without limitation, mortgagees and lessors of all underlying or ground leases, shall have the right to enter the Premises at all times for the purpose of (a) exercising any right, power or remedy reserved to Landlord in this Lease or to Main landlord in the Main lease or (b) after not less than ten days' prior notice to Tenant, performing any obligation of tenant with respect to which Tenant is in default under this Lease.

     14.02. Landlord and its authorized representatives, including, without limitation, mortgagees and lessors of all underlying or ground leases, shall have the right to enter the Premises at all reasonable times during normal business hours for the purpose of (a) examining or inspecting the Premises or
(b) showing the Premises to prospective purchasers, mortgagees or tenants.

     14.03. All payments made by Landlord and all costs and expenses (including, without limitation, fees and expenses of attorneys, expert witnesses, architects, engineers and other consultants) incurred by Landlord in connection with the exercise of its rights under Section 14.01, together with interest at the rate of 15% per annum (or if 15% per annum shall be in excess of the highest rate of interest permitted by law to be collected from Tenant, then at such highest rate permitted by law), compounded monthly from the respective dates of the making of such payments or the incurring of such costs and expenses, shall constitute Additional Rent and shall be payable to Landlord by Tenant on demand.

     14.04. The exercise of any right reserved to Landlord or its authorized representatives in Sections 14.01 or 14.02 shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Basic Rent or Additional Rent or relieve Tenant from any of its obligations under this Lease or impose any liability on landlord or its authorized representatives by reason of inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business or otherwise.

     14.05. In any case in which Landlord, Main landlord or their respective authorized representative enter the Premises for any of the purposes set forth in this Article 14, Tenant shall not interfere, directly or in any manner or form with, and the conduct of any work being performed by or for Landlord. Tenant hereby releases Landlord from any damages or claims of damages arising from any loss of business or from any increase in operating costs of Tenant's business, resulting directly or indirectly from the conduct of any such work, whether or not due to Landlord's negligence.

                            ARTICLE 15. CONDEMNATION

     15.01. The term "Taking" shall mean a taking prior to or during the lease Term (but in any event subsequent to the execution of this Lease) of all or part of the Premises as the result of comdemnation or by agreement between landlord and the condemning authority. The term "date of Taking" shall mean the date on which title is vested in the condemning authority.

     15.02. In the event of a Taking of the whole of the Premises, this Lease shall terminate on the Date of Taking as if such date were the Expiration Date.

     15.03. In the event of a Taking of less than all the Premises, Landlord, within 120 days after the Date of Taking, may terminate this Lease on a date as shall be specified in a notice given to Tenant by Landlord, which date shall be not later than 60 days after the giving of such notice. If Landlord shall not give notice of termination of this Lease within 120 days after the Date of Taking, then this Lease shall remain in full force and effect with respect to the part of the Premises not the subject of the Taking. Basic Rent shall be reduced by an amount equal to the reduction. If any, of Basic Rent payable under the Main Lease and if Landlord shall receive any award or other compensation (herein collectively called the Award) on account of the Taking, Basic Rent payable from and after the Date of Taking shall be reduced further, by an amount equal to (a) one-twelfth of the rental factor or factors (expressed as a percentage or percentages) which were used by Landlord in computing Basic Rent, multiplied by (b) the lesser of (i) the Award received by Landlord as a result of the Taking, less all costs and expenses incurred by Landlord in collecting the Award or (ii) the costs of that part of the Premises so taken, as determined by Landlord on the basis of Landlord's property accounts, less (c) in the case of either (a) or (b), all costs and expenses incurred by Landlord in connection with any rebuilding, alteration, or restoration of the Premises undertaken by Landlord as a result of the Taking.

     15.04. Landlord shall be entitled to receive the entire Award for any Taking, and Tenant hereby assigns to Landlord all its right, title and interest in and to such Award. However, Tenant shall be entitled to make a claim against the condemning authority and shall be entitled to receive compensation for the value of any Tenant Equipment and Tenant's moving expenses which may be compensable as a result of the Taking. Landlord shall have the right to settle any threatened or filed condemnation proceeding.

     15.05. From time to time during the Lease Term, Landlord may convey title to, or grant easements in, portions of the land included in the Premises to governmental authorities or utility companies for road widening, curb rounding and water, sewer, electrical, communication and other utility lines. Any such conveyance or grant shall be deemed a Taking only if Landlord receives compensation therefor; otherwise there shall be no reduction in Basic Rent.


                  ARTICLE 16. SUBORDINATION AND ATTORNMENT


     16.01. This Lease and all rights of Tenant under this Lease are, and shall remain, subject and subordinate in all respects to all ground or underlying leases now or hereafter affecting the Premises, to all mortgages which now or hereafter may affect such leases or the Premises, to all advances made or hereafter to be made under such mortgages, and to all renewals, modifications, consolidations, replacements and extensions of, and substitutions for, such leases and mortgages.

     16.02. If at any time prior to the Expiration Date or earlier termination of this Lease (a) any ground or underlying lease affecting the Premises under which landlord shall be the lessee shall terminate or be terminated for any reason, or if any mortgage affecting the Premises shall be in default or foreclosure and (b) if any owner, mortgagee, or lessor under or resulting from such lease or mortgage shall then be entitled to possession of the Premises, Tenant agrees that, upon demand of any such owner, mortgagee or lessor, it shall attorn to such owner, mortgagee or lessor.

     16.03. The provisions of Section 16.01 and 16.02 shall be self-operative, shall inure to the benefit of any owner, mortgagee or lessor referred to in such Sections, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such ground or underlying lease, or upon the default in or foreclosure of any such mortgage, and no further instruments of subordination or attornment shall be required in order to give effect to such provisions. Upon demand of Landlord or any such owner, mortgagee or lessor, however, Tenant agrees to execute, from time to time, certificates or other instruments of subordination or attornment in confirmation of the provisions of Sections 16.01 and 16.02, acknowledging such subordination or attornment, and setting forth the terms and conditions of its tenancy. Tenant hereby irrevocably constitutes and appoints Landlord and all such owners, mortgagees or lessors, acting jointly or severally, as Tenant's agents and attorneys-in-fact to execute and deliver any such certificate or other instrument for or on behalf of Tenant. All such certificates or other instruments shall be in form and content satisfactory to Landlord or to any such owner, mortgagee or lessor demanding the same. Nothing contained in this Article shall be construed to impair any right otherwise exercisable by any such owner, mortgagee or lessor.

       16.04. Within 10 days after written request by Landlord, Tenant shall execute and deliver to Landlord (or to any other person or entity specified by Landlord) a certificate stating that this Lease is in full force and effect and has not been modified (or if modified, setting forth the specific nature of all modifications), setting forth the date or dates to which Basic Rent and Additional Rent have been paid, and stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and if Landlord is in default, setting forth the specific nature of all such defaults.


                  ARTICLE 17.  TERMINATION OF SALES AGREEMENT

       17.01. Tenant represents and warrants to Landlord that Tenant is, or in any event not later than the Commencement Date that Tenant will be, the holder of one or more sales and service agreements with Ford Motor company (Herein collectively called Sales Agreement) whereunder Tenant is or will be established as an authorized dealer in new cars or trucks, parts and accessories therefor, and other products of Ford Motor Company for sale at retail at the Premises.

       17.02. If on the Commencement Date, Tenant is not the holder of a valid and subsisting Sales Agreement, or if any Sales Agreement held by Tenant shall expire or terminate during the Lease Term and shall not be renewed or replaced, either Landlord Tenant by notice to the other may designate a date on which this Lease shall terminate. This Lease shall terminate on the date fixed in such notice as if such date were the Expiration Date; provided, however, that if the Sales Agreement is terminated at will by Tenant, Tenant shall be required to give not less than 30 days notice to Landlord. This 30 day restriction on Tenant's right to terminate the Lease following an at-will termination of Sales Agreement shall not affect Landlord's right to earlier terminate this Lease as set forth in this Section 17.02.


                           ARTICLE 18.  MISCELLANEOUS

       18.01. No failure by Landlord or Tenant to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial rent by Landlord during the continuance of any such breach by Tenant, shall constitute a waiver of any such breach, covenant, agreement, term or condition. No waiver of any breach, covenant, agreement, term or condition of this Lease otherwise shall continue in full force and effect.

       18.02. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally. Only an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought shall be binding on the party. No such instrument shall be deemed binding on Landlord unless signed by the President, a Vice President, Secretary, or an Assistant Secretary of the Landlord, or by any other person to whom authority to execute any such instrument shall be delegated in writing by any of such officers.

       18.03. The rights and obligations contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives, successors and assigns. However, the obligations of Landlord under this Lease shall no longer be binding upon Landlord after any sale, assignment, or transfer by Landlord (or upon any subsequent landlord after the sale, assignment, or transfer by any such subsequent landlord) of its interest in the Premises. In the event of any such sale, assignment or transfer, such obligations shall thereafter be binding upon the grantee, assignee, or other transferee of such interest, and any such grantee, assignee, or transferee, by accepting such interest, shall be deemed to have assumed such obligations. A lease of the entire Premises, other than for occupancy thereof, shall be deemed a transfer within the meaning of this Section.

       18.04. Unless otherwise specifically provided for in this Lease, each right, power and remedy of Landlord provided for in this Lease shall be cumulative and concurrent with every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other such rights, powers or remedies. In the event of any breach or threatened breach by Tenant of any of the provisions of this Lease, Landlord shall be entitled by injunction to restrain such breach or threatened breach or to compel performance of such provisions.

       18.05. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the extent permitted by law.

       18.06. This Lease shall be construed and enforced in accordance with the laws of the State where the Premises are located or if the Main Lease provides that the laws of another State shall control, then in accordance with the laws of the State specified in the Main Lease.

       18.07. This Lease, including the Exhibits hereto, which are made a part hereof, contains the entire agreement between the parties, and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord's representatives have made any representations or warranties with respect to the Premises, the Improvements, or this Lease, except as expressly set forth herein, and no rights or remedies are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

       18.08. Tenant agrees that neither this Lease nor any memorandum or short form hereof may be recorded without prior consent of Landlord.

       18.09. The relationship between the parties hereto is solely that of landlord and tenant and nothing contained herein shall constitute or be construed as establishing any other relationship between the parties, including, without limitation, the relationship of principal and agent, employer and employee or parties engaged in a partnership or joint venture. Without limiting the foregoing, it is specifically understood that neither party is the agent of the other and neither is any way empowered to bind the other or to use the name of the other in connection with the construction, maintenance or operation of the Premises, except as otherwise specifically provided herein.

       18.10. Unless the context otherwise expressly requires, the words "herein," "hereof," "hereinafter" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section, subsection or other subdivision.

       18.11. All the terms and provisions of this Lease shall be deemed and construed to be "covenants" and "conditions" as though the words specifically expressing or importing covenants and conditions were used in each separate term and provision.

       18.12. The headings of the Articles in this Lease are for convenience only and shall not be used to construe or interpret the scope or Intent of this Lease or in any way affect the same.

       18.13. Any holding over by Tenant beyond the Lease Term shall not extend the Lease Term, but otherwise shall be upon and subject to all the terms and conditions of this Lease, except that Basic Rent shall be an amount equal to 150% of the greater of (a) Basic Rent reserved herein or (b) an amount equal to Basic Rent under the Main Lease, if any, plus one-twelfth of the rental factor or factors (expressed as a percent or percentages) used by Landlord in computing Basic Rent for other dealership properties on the Expiration Date, multiplied by the cost of the Premises as determined by Landlord on the basis of Landlord's property accounts. This Section is not intended to authorize or permit Tenant to hold over under any circumstance.

                    ARTICLE 19.  TERM SHEET; INTEGRATION OF
                              DOCUMENT; EXECUTION

       19.01. This Lease consists of this Dealership Sublease, the Term Sheet,
Exhibit I, Exhibit II, and the other Exhibits, if any, specified in the Term Sheet, all of which shall constitute a single agreement. Landlord and Tenant have executed this Lease by signing and dating the Term Sheet and by initialing the first page of this Lease.

                                   EXHIBIT 2
                           PERIODIC MAINTENANCE CHART

                            MONTHLY                QUARTERLY            SEMI-ANNUALLY            ANNUALLY               OTHER
PAVING                                                                Spring & Fall          Dig out badly alli-    Every 5 Years
                                                                      Seal cracks, holes     gatored spots and      -------------
                                                                      and ravelling with     patch. Fill potholes   Suggest appli-
                                                                      asphalt patching       & depressions with     cation of
                                                                      compound.              asphalt paving.        seal coat.

ROOF                                                                  Clean off debris.      Patch blisters, tears  Every 2 Years
                                                                      Clean out gutters,     & cracks with felts    -------------
                                                                      downspouts and         & fabric in patching   Rearrange or add
                                                                      roof sumps.            cement.  Renew         duck boards in
                                                                                             pitch pockets.         regularly
                                                                                                                    travelled roof
                                                                                                                    areas.

OVERHEAD DOORS                                Oil hinges and          Replace worn           Tighten, reinforce     Every 2 Years
                                              rollers.  Tighten       rollers, pins and      and glue loose         -------------
                                              loose screws &          hinges.                joints. Scrap loose    Replace torn
                                              bolts. Adjust                                  paint, prime & touch   and crushed
                                              spring tension.                                up.                    gaskets. Paint
                                                                                                                    doors inside &
                                                                                                                    out.

WALLS (INTERIOR)                              Remove oil, grease      Wash service and       Wash showroom &        As required in
                                              & smudges from          body shop interior     office interior        Landlord's sole
                                              interior walls.         walls. Touch up        walls. Patch dam-      judgement,
                                                                      paint.                 aged areas &           paint showroom
                                                                                             touch up paint.        & office in-
                                                                                             Paint locker &         terior walls.
                                                                                             & toilet rooms.        Paint service,
                                                                                                                    body shop &
                                                                                                                    related offices
                                                                                                                    interior walls.

WALLS (EXTERIOR)                                                                             Repair mortar          As required in
                                                                                             joints in              Landlord's sole
                                                                                             exterior wall.         judgement,
                                                                                             Seal cracks &          paint exterior
                                                                                             touch up paint         walls and trim.
                                                                                             exterior walls.        Reseal exterior
                                                                                                                    natural masonry
                                                                                                                    walls.

UNIT HEATERS
(OIL OR GAS)                                  Clean & adjust          Clean & adjust         Remove rust.
                                              thermostat con-         pilot light &          Paint flue with
                                              tacts. Lubricate        main burner            high-temperature
                                              motors, shaft &         nozzle.                paint.
                                              fan bearings.

HEATING & AIR           Change filters.       Tighten loose set-      Add refrigerant as     Clean air ducts,       Every 3 Years
CONDITIONING SYSTEM                           screws, bolts &         needed at beginning    registers & grills.    -------------
(GAS FIRED ROOF                               nuts. Lubricate         of cooling season.     Adjust dampers &       Repaint unit
TOP UNITS)                                    bearings of             At end of cooling      deflectors.            casing.
                                              motor, shaft & fan.     season, clean drain
                                                                      pan. Inlet screen,
                                                                      coils, fan housing
                                                                      & thermostat con-
                                                                      tacts.  Touch up
                                                                      paint the rust
                                                                      spots.

OIL INTERCEPTORS        Boil out oil                                                          Remove sludge &
AND SEPTIC SYSTEM       interceptor.                                                          crust build-up in
(IF INSTALLED)                                                                                septic system.
                                                                                              Pump clean &
                                                                                              restart.


AIR COMPRESSOR          Change crankcase      Lubricate motor         Tighten anchor bolts
                        oil. Test safety      shaft, & compressor     Add rubber or felt
                        valve.  Clean air     bearings.  Replace      washers as required
                        intake filter,        frayed belts as         to eliminate
                        cooling coil & fan.   required.               vibration.

LIFTS                   Tighten superstruc-                                                   Touch up paint        Every 2 Years
                        ture bolts & oil                                                      on superstruc-        -------------
                        valve. Clean &                                                        ture. Replace         Professional
                        tighten packing                                                       packing gland         Inspection &
                        gland at cylinder.                                                    as required. Check    lead test.
                        Add oil. Lubricate                                                    reading of cathodic
                        piston wall.                                                          protection system.
                        Inspect hose of
                        traveling piston.

PAINT BOOTH             Wash inside of        Caulk booth panel       Clean heat exchanger    Touch up paint
                        booth.  Scrap floor.  seams as required.      of make up air unit.    the rust spots.
                        Clean floor drain     Clean light fix-        Clean exhaust fan &
                        sump. Remove paint    tures.  Change          motor.  Adjust belt
                        & rust from fire      filters in air make     tension. Replace
                        sprinkler heads.      up unit.  Lubricate     worn belts.
                        Check electrical      bearings in make up
                        cords for wear.       motors.  Oil door
                        Change filters in     hinges.
                        booth.

ENVIRONMENTAL           Maintain reporting and recordkeeping requirements
                        of State and/or Federal Environmental Agencies.




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